Exhibit (c)(viii)

 Jefferies LLC  Member SIPC  The information provided in this document, including valuation discussions, represents the views of Jefferies Investment Banking. There is no assurance that the views expressed herein will be consistent with the views expressed by Jefferies Research or its Analysts. Nothing in this document should be understood as a promise or offer of favorable research coverage.  Project WORLD  Special Committee Discussion Materials  November 4, 2023 / Confidential  convert as provided.  please add the tag. [1-14]  add to submission as: EX-99.(c)(viii) Description: Exhibit (c)(viii)  add tag: Exhibit (c)(viii)  Jefferies LLC / November 2023

 Disclaimer  Jefferies LLC / November 2023  2  The following pages contain material provided to the Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of WORLD (the “Company”) by Jefferies LLC (“Jefferies”) in connection with Project WORLD.  These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws or otherwise. These materials are solely for use of the Special Committee in its evaluation of the proposed transaction and may not be used for any other purpose or disclosed to any party without Jefferies’ prior written consent.  The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies by the Company. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein, or any oral information provided herewith or data any of them generates. Jefferies undertakes no obligation to update these materials.  Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction.  This presentation is a preliminary analysis only and does not constitute a fairness opinion of Jefferies as to the value of the Company, and as such, should not be relied upon by the Company or by any other person as such. The financial data, analyses and assumptions reflected here remain subject to refinement and change based on further discussions and information regarding WORLD’s businesses and its financial and operating markets.

WORLD Trading Performance – Public Market Perspective

Stock Price Performance – Since SPAC Closing (June 2020)



ROSWELL Estimated Average Cost-Basis of $5.47 / Share(1)
Current: $3.53
Performance: (65.0%)
Median: $7.46
April 18 – May 18, 2022
ROSWELL Begins Purchasing Shares in WORLD
March 14, 2022
Q4'21 and Full Year Earnings Release
March 13, 2023
ROSWELL Purchases 1,900,000 Shares. Ownership is ~18.33%
March 14, 2023
ROSWELL Purchases 120,000 shares. Ownership is ~18.62%
March 15, 2023
ROSWELL Purchases 580,000 Shares. 13D Filing. Ownership is ~19.99%
June 26, 2023
ROSWELL Offers $4.00 / Share to Acquire WORLD
June 21, 2023
ROSWELL Purchases 488,923 Shares. 13D Filing. Ownership is ~21.08%
$3.53
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
6000
5000
4000
3000
2000
1000
0
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Volume
Price

Source: 13D and Form 4 filings and S&P Capital IQ as of November 1, 2023.
Note: Represents Sababa Holdings FREE LLC purchases. Ownership percentage calculations include shares held by Sababa Holdings FREE and those held by Marpet, LLC. ROSWELL is the manager of this entity, and the Trust owns 75% of Marpet. See appendix for further detail.
(1) Weighted average price.

Jefferies LLC / November 2023
3
Jefferies

 WORLD Trading Performance - Public Market Perspective  Stock Price Performance - Beginning Two Weeks Prior to ROSWELL Offer (June 26, 2023)<11  Price  ,---------------: % R dsfu Roswfiioff;,---------------,  $5.00  Jefferies  Jefferies LLC / November 2023  3  $4.50  $4.00  $3.50  $3.00  $2.50  $2.00  $1.50  $1.00  June 26, 2023  ROSWELL Offers  $4.00 I Share to Acquire WORLO  ( -..-W. h-ile-~-83-% -of ,I  1 Trading Volume at 1  1  or Below $4.00  1  , Q.SytEJ;L_Off.e!:..  -------,  ( -17% of Trading  1  1 Volume Above the 1  1 $4.00 ROSWELL 1  ' - - 9!t!!-:.:.- -  Volume  (000's)  6,000  5,000  -4,000  3,000  2,000  1,000  $0.50  $0.00 ............... . ....... . .........._._._..._..............._._........ ._.........._............_............................. ._.........._........_._........... ._._........ ._....... . .........._..........._..............._._........ ._.......... ......... 0  Jun-23 Jul-23  Aug-23 Sep-23 Oct-23  -Volume -Price  Source: S&P Capital IQ asof November 1, 2023.  (1) Date of 13D public filing.

 $2.90  $4.75  $4.25  $5.00  $4.35  $3.70  $3.50  $5.00  $2.10  $6.15  $8.65  $7.50  $8.80  $7.60  $5.00  $4.70  $8.50  $4.70  $2.00  $4.00  $6.00  $8.00  $10.00  Metrics  Methodology  Illustrative Valuation Benchmarks Presented to the Special Committee on October 16, 2023  Implied Enterprise Value /  For Informational Purposes Only  All Industries (1 day)  Historical Premium Analysis  2023E EBITDA of $79.3M  2024P EBITDA of $94.7M  Source: WORLD latest 10-Q filing (As of June 30, 2023), Management LRP provided by WORLD management.  Note: Share prices are rounded to nearest $0.05. Fully Diluted Share Count includes 42,767,109 common shares, 3,192,834 RSUs, 116,608 RSAs, 2,358,504 PSUs (per 10Q as of 6/30/2023).  Assumes debt balance of $438.6 million and cash balance of $24.1 million as of Q2 end numbers.  Assumes debt balance of $436.7 million and cash balance of $23.8 million as of year end 2023E per Management LRP.  Discounted Cash Flow Analysis  Perpetuity Growth Method  Selected Public Companies Analysis  Selected Transactions Analysis  2023E Adj. EBITDA Multiple  Discount rate of 11.0% - 12.5% and perpetuity growth rate of 2.0% - 3.0%  7.0x – 9.0x 2023E Adj. EBITDA  ─ 2023E Mgmt Adj. EBITDA of $79.3M  7.8x – 9.8x 2023E Adj. EBITDA  ─ 2023E Mgmt Adj. EBITDA of $79.3M  25th and 75th Percentile premiums to unaffected share price ($3.12), 1-day prior to 6/26/23  20% - 25% IRR, 8.0x – 10.0x exit multiple, 5.0x leverage  6.8x – 8.8x 2024P Adj. EBITDA  ─ 2024P Mgmt Adj. EBITDA of $94.7M  6.4x  5.4x  7.7x  6.4x  8.9x  7.4x  10.1x  8.5x  11.3x  9.5x  All Industries (30 days)  25th and 75th Percentile premiums to unaffected share price ($2.86), 30-days prior to 6/26/23  2023E Adj. EBITDA Multiple  (1)  2024P Adj. EBITDA Multiple  (1)  (2)  ROSWELL  Proposal (6/26/23):  $4.00  Unaffected Share Price (6/23/23):  $3.12  Research Target Range  Jefferies LLC / November 2023  6  52-Week Trading Range  Range of price targets of research published after offer from Bidder  52-Week intra-day high and low share prices  (For Reference Only)  Financial Buyer Analysis

 Illustrative Analysis at Various Prices  ($Millions, except price per share data)  Sources: WORLD latest 10-Q filing (As of June 30, 2023) and Management LRP provided by WORLD management.  Includes 42,767,109 common shares, 3,192,834 RSUs, 116,608 RSAs, 2,358,504 PSUs (per 10Q as of 6/30/2023).  VWAP calculated based on calendar days.  Premiums represent those presented to the committee on October 16, 2023. Please reference pages 11 and 12.  Illustrative Analysis at Various Prices  Unaffected 6/23/23  Proposal  Illustrative Stock Price per Share  $3.12  $4.00  $4.25  $4.50  $4.75  $5.00  $5.25  $5.50  $5.75  $6.00  Fully Diluted Shares Outstanding(1)  48.435  48.435  48.435  48.435  48.435  48.435  48.435  48.435  48.435  48.435  Fully Diluted Market Capitalization  $151  $194  $206  $218  $230  $242  $254  $266  $278  $291  Term Loan (as of 6/30/23)  367  367  367  367  367  367  367  367  367  367  Revolving Credit Facility (as of 6/30/23)  72  72  72  72  72  72  72  72  72  72  Less: Cash and Cash Equivalents (as of 6/30/23)  (24)  (24)  (24)  (24)  (24)  (24)  (24)  (24)  (24)  (24)  Implied Enterprise Value  $566  $608  $620  $632  $645  $657  $669  $681  $693  $705  Implied Premiums  Premium to ROSWELL Proposal  $4.00  (22%)  -  6%  13%  19%  25%  31%  38%  44%  50%  Premium to Unaffected (06/23)  $3.12  -  28%  36%  44%  52%  60%  68%  76%  84%  92%  Premium to 20 day VWAP (06/23) (2)  $3.05  2%  31%  40%  48%  56%  64%  72%  81%  89%  97%  Premium to VWAP since ROSWELL Proposal (06/26) (2)  $3.62  (14%)  11%  17%  24%  31%  38%  45%  52%  59%  66%  Premium / (Discount) to 52-Week High  $4.72  (34%)  (15%)  (10%)  (5%)  1%  6%  11%  17%  22%  27%  Management Adjusted EBITDA Multiples  EBITDA  LTM June 2023A  $77  7.4x  7.9x  8.1x  8.3x  8.4x  8.6x  8.7x  8.9x  9.1x  9.2x  FY2023E  $79  7.1x  7.7x  7.8x  8.0x  8.1x  8.3x  8.4x  8.6x  8.7x  8.9x  FY2024E  $95  6.0x  6.4x  6.6x  6.7x  6.8x  6.9x  7.1x  7.2x  7.3x  7.4x  Consensus Adjusted EBITDA Multiples  EBITDA  FY2023E  $77  7.4x  7.9x  8.1x  8.3x  8.4x  8.6x  8.7x  8.9x  9.1x  9.2x  FY2024E  $85  6.7x  7.2x  7.3x  7.5x  7.6x  7.7x  7.9x  8.0x  8.2x  8.3x  Take-Private *Bump* Premium (3)  Unaffected Premium (3)  Median – Top Quartile  3% - 22%  37% - 60%  $4.12  Jefferies LLC / November 2023  6  $4.27  $4.88  $4.99

 Illustrative Theoretical Future Stock Price as Presented to the Special Committee on October 16, 2023  Illustrative Present Value of Theoretical Future Stock Price Summarym  $14  NTM Consensus EBITDA Multiple: 6.9x (Current)  $13.05  Theoretical Future Price  - PV of Theoretical Future Price  $12  $10.75  $10  $8.75  $8  $6.80  •  •  $6  $4.95  •  $6.95  •  $6.30  $6.65  $3.29  $5.65  $4  ..  rt  $4.80  $2  $3.29  Today (10/13/2023)  2023P  2024P  2025P  2026P  2027P  WORLD NTM Adjusted EBITDA  Net Debt  $94.7M  $102.5M  $110.7M  $117.9M  $125.4M  $412.9M  $379.0M  $339.BM  $291.7M  $233.0M  $18  $16  NTM EBITDA Multiple: 7.8x (3 Year Average)  -  Theoretical Future Price  PV of Theoretical Future Price  $15.40  $14  $12.95  $12  $10.80  $10  $8.70  $8  $6  $6.70 •  $7.25  •  $7.80  •  $8.05  •  $8.20  $4  $2  Today {10/13/2023) 2023P  Source: Management LRP provided by WORLD management. WORLD current stock price as of 10/13/2023.  (1) Present value of future stock price discounted at cost of equity of 16.1%.  2024P  2025P  2026P  2027P  Jefferies LLC / November 2023  7  Jefferies

 Jefferies LLC / November 2023  Process Summary to Date  Signed NDA / Received CIM (12)(1)  Contacted  Strategics (15)  Financial Sponsors (47)  *Participating in ROSWELL Group  Still Active (2)  Declined Post NDA (10)  (1)  8

 Project WORLD - Post-NOA Decline Detail  Contact  Decline Reasons  Jefferies LLC I November 2023  Jefferies

 Jefferies LLC / November 2023  Buyer Feedback Prior to Bid Date  Attractions  Considerations  10

 Illustrative Premiums Paid Analysis - Equity Values $ lOOM - $500M as Presented to the Special Committee on October 16, 2023  U.S. and Canada All Cash M&A Majority Transactions, Announced Since January 2018  One-Day & 4-Week Premiums Selected Statisticsm  75%  60%  E 45%  .:E,  .,  ct 30%  60%  64%  37%  40%  19%  22%  15%  0%  25th Percentile  Median  4-Week Premium  75th Percentile  One-Day Premium  One-Day & 4-Week Premiumsm  45%  39.3%  32.2%  30%  >.  .'c-:,':  :,  r:::r  .,  Lt  15%  7.3% 7.3%  0%  <0%  15.8%15.2%  6.8% 5.6%  11.3%9.6%  0-10%  13.6o/°l.2.4%  13.0%  10.7%  10-20%  20-30%  Premium Intervals  30-40%  40-50%  50%+  One-Day Premium 4-Week Premium  Source: Thomson Reuters as of October 6, 2023.  (1} 4-week premium based on closing stock price 4 weeks prior to announcement.  Jefferies LLC / November 2023  11  Jefferies

Consumer Retail US Sponsor-Led Take-Private Transactions Over $200M as Presented to the Special Committee on October 16, 2023 [1]

Target	Sponsor	Announcement Date	Implied Enterprise Value ($mil)	Price Bump[2]	Premium 1-Day	Premium 1-Mo.	EV / LTM EBITDA
FRG Franchise Group, Inc.	Consortium Led by Management Group	03/17/23	$2,534	0%	32%	(0%)	8.2x
Weber	BDT&MSD	12/12/22	$3,700	29%	24%	15%	100.1x
Casper	Durational Capital Management	11/15/21	$330	(15%)	94%	64%	NM[3]
Morrisons	Clayton Dubilier & Rice	06/19/21	$13,700	25%	61%	59%	12.7x
at home The Home Décor Superstore	Hellman&Friedman	05/06/21	$4,214	19%	18%	37%	6.6x
Michaels	Apollo	03/03/21	$3,222	0% [4]	22%	44%	4.8x
Del Frisco's	L Catterton	06/24/19	$622	(11%)[5]	19%	15%	18.8x
Barnes&Noble	Elliott	06/07/19	$670	0%	9%*	28%	4.8x
Smart&Final	Apollo	04/17/19	$1,119	0% [6]	21%*	27%	13.2x
Bojangles	Durational Capital Management	11/06/18	$736	(8%)	1%*	(2%)	11.2x
Sonic	Roark Capital Group	09/25/18	$2,249	2% [7]	19%	26%	16.0x
Fogo de Chão Brazilian Steakhouse	Rhône	02/20/18	$560	5% [8]	25%	15%	10.5x
ClubCorp The World Leader in Private Clubs	Apollo	07/09/17	$2,180	10%[9]	31%	25%	10.7x
West Marine	Monomoy Capital Partners	06/29/17	$337	27%	34%	31%	7.7x
Keurig Green Mountain	JAB Holding Company	12/07/15	$13,900	8%	78%	76%	13.2x
		Mean:	**$3,338**	**6.1%**	**32.5%**	**30.7%**	**17.0x**
		Median:	**$2,180**	**1.8%**	**23.8%**	**27.2%**	**11.0x**

Source: Thomson SDC, S&P Capital IQ and Company Filings.
Note: * Represents transaction was leaked before announcement.
(1) Includes US sponsor-led leveraged buyouts with transaction values greater than $200 million since 1/1/2013.
(2) Based on price bump of final offer price to initial offer price.
(3) Casper had negative EBITDA at time of transaction.
(4) Initial offer price used represents midpoint of initial offer range provided of $14.00 - $15.00.
(5) Initial offer price used represents midpoint of initial offer range provided of $9.50 - $10.00.
(6) Initial offer price used represents midpoint of initial offer range provided of $7.00 - $8.00.
(7) Initial offer price used represents midpoint of initial offer range provided of $37.00 - $40.00.
(8) Initial offer price used represents midpoint of initial offer range provided of $12.00 - $13.00.
(9) Initial offer price used represents midpoint of initial offer range provided of $17.25 - $19.00.

Jefferies LLC / November 2023

12

Jefferies

Current Stockholder Overview as Presented to the Special Committee on October 16, 2023

NasdaqCM: FREE

Investor Name	Position Shares	Position ($mm)	% Outstanding	Equity Assets ($MM)	Style
Armistice Capital LLC	2,150,000	$7.1	5.0%	$4,070	Hedge Fund
The Vanguard Group, Inc.	1,930,800	6.4	4.5%	4,876,609	Index
Pacific Ridge Capital Partners LLC	1,706,801	5.6	4.0%	456	Value
Clearline Capital LP	1,482,266	4.9	3.5%	809	Hedge Fund
Ionic Capital Management LLC	1,266,967	4.2	3.0%	233	Hedge Fund
Scoggin Management LP	1,000,000	3.3	2.3%	76	Hedge Fund
Millennium Management LLC	916,852	3.0	2.1%	99,905	Hedge Fund
Brandywine Global Investment Management LLC	782,740	2.6	1.8%	12,174	Value
BlackRock Fund Advisors	646,447	2.1	1.5%	2,918,482	Index
Dimensional Fund Advisors LP	505,012	1.7	1.2%	468,957	Index
Hudson Bay Capital Management LP	500,000	1.6	1.2%	9,599	Hedge Fund
Ancora Advisors LLC	456,219	1.5	1.1%	1,328	Value
JPMorgan Investment Management, Inc.	430,247	1.4	1.0%	596,464	Generalist
Assenagon Asset Management SA (Germany)	422,460	1.4	1.0%	30,622	Index
Russell Investment Management LLC	399,939	1.3	0.9%	57,558	Generalist
Fort Baker Capital Management LP	375,536	1.2	0.9%	686	Hedge Fund
Geode Capital Management LLC	374,347	1.2	0.9%	982,908	Index
RBF Capital LLC	325,000	1.1	0.8%	1,641	Index
JPMorgan Alternative Asset Management, Inc.	285,794	0.9	0.7%	614	Hedge Fund
Squarepoint OPS LLC	225,590	0.7	0.5%	17,915	Hedge Fund
Renaissance Technologies LLC	215,500	0.7	0.5%	68,844	Hedge Fund
Invesco Capital Management LLC	151,229	0.5	0.4%	188,171	Generalist
SSgA Funds Management, Inc.	129,817	0.4	0.3%	1,955,309	Index
Systematic Financial Management LP	112,355	0.4	0.3%	3,197	Value
Orion Portfolio Solutions LLC	94,578	0.3	0.2%	9,252	Generalist
First Trust Advisors LP	92,919	0.3	0.2%	94,021	Generalist
GSA Capital Partners LLP	84,623	0.3	0.2%	999	Hedge Fund
AQR Capital Management LLC	83,502	0.3	0.2%	51,598	Hedge Fund
Alden Global Capital LLC	80,178	0.3	0.2%	24	Hedge Fund
Cubist Systematic Strategies LLC	72,041	0.2	0.2%	8,965	Hedge Fund
Total of Top 30 Institutions:	**17,299,759**	**$56.9**	**40.5%**		
Martin Franklin	8,905,223	$29.3	20.8%		
Steel Partners Holdings LP	1,571,125	5.2	3.7%		
Irwin Simon	1,262,970	4.2	3.0%		
Albert Manzone	295,737	1.0	0.7%		
Ira Lamel	190,405	0.6	0.4%		
Total of Top 5 Insiders:	**12,225,460**	**$40.2**	**28.6%**		

Shareholder Base Analysis

Investor Breakdown


Insiders
30%
Retail
27%
Institutions
43%

Regional Breakdown


TX
4%
Mid-Atlantic
8%
Mid-West
11%
MA
8%
Int'l
10%
CA
10%
Other
10%
NY
39%

Ownership Summary by Fund Type

	No. of Institutions	No. of Shares	% of Institutional
Institutions			
Value	**7**	**3,101,252**	**16.8%**
Value	5	3,077,752	16.7%
GARP	2	23,500	0.1%
Growth	**2**	**39,637**	**0.2%**
Other	**79**	**15,327,778**	**83.0%**
Hedge Fund	28	9,149,954	49.5%
Index Fund	10	4,447,019	24.1%
Generalist	40	1,692,685	9.2%
Specialty	1	38,120	0.2%
Total	**88**	**18,468,667**	**100.0%**

Source: FactSet; Bloomberg. Account holdings are based on 13F filings (as of 06/30/23 or most recent available). Insider holdings based on Proxy and Form 4 filings.

Jefferies LLC / November 2023 13 Jefferies

Average Purchase Price per Share Calculation for ROSWELL Affiliated Entities as Presented to the Special Committee on October 16, 2023

	Purchase Date	Purchasing Entity	Number of Shares	Weighted Average Price	Weighted Value	Price Range
1	4/18/2022 - 5/18/2022	Sababa Holdings FREE	5,766,300	$6.81[1]	$39,268,503	
		Marpet, LLC	50,000	6.81[1]	340,500	
2	3/13/2023	Sababa Holdings FREE	1,900,000	2.97	5,643,000	$2.77 to $3.10
3	3/14/2023	Sababa Holdings FREE	120,000	2.95	354,000	$2.86 to $3.00
4	3/15/2023	Sababa Holdings FREE	580,000	2.79	1,618,200	$2.67 to $2.87
5	6/16/2023	Sababa Holdings FREE	488,923	3.00	1,466,671	$2.97 to $3.00
		Total	**8,905,223**	**$5.47**	**$48,690,874**	

Stock Performance since April 2022



Price per Share
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
1
2
3
4
5
Current Price:
$3.29
Apr-22
Jun-22
Aug-22
Oct-22
Dec-22
Feb-23
Apr-23
Jun-23
Aug-23
Oct-23
WORLD Stock Price

Description of Affiliated Entities

Entity	Relationship with ROSWELL
Sababa Holdings FREE LLC	▪ Sababa Holdings FREE owns 8,855,223 shares of WORLD ▪ ROSWELL is the manager of this entity
Marpet, LLC	▪ Marpet owns 50,000 shares of WORLD ▪ ROSWELL is the manager of this entity and his Trust owns 75% of Marpet

Source: 13D Filings, Bloomberg. WORLD stock price data as of 10/13/2023.

(1) Represents VWAP of WORLD stock for period beginning 4/1/2022 and ending 6/30/2022, per Bloomberg. Does not represent VWAP of individual purchases of securities.

Jefferies LLC / November 2023

14

Jefferies